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                                                                    Exhibit 10.9


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REQUIREMENT UNDER SUCH ACT.


                              AMENDED AND RESTATED
                           HF INVESTMENT HOLDINGS, LLC
                        HF CLASS C UNITS PURCHASE WARRANT

                                                        as of September 27, 1999

         THIS CERTIFIES that, for value received, Credit Suisse First Boston Management Corporation, a Delaware corporation ("CSFB"), is the owner of this Warrant to purchase from HF INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the "Company"), fifty thousand (50,000) of the Company's HF Class C Units (the "Units"). This warrant (the "Warrant") has been issued to CSFB in exchange for five million dollars ($5,000,000). Except as otherwise provided in Section 2.1 hereof, the aggregate exercise price of this Warrant is equal to five hundred dollars ($500) (the "Full Exercise Price"). In the event that this Warrant is exercised in part, and not in full, and except as otherwise provided in Section 2.1 hereof, the aggregate exercise price in respect of such partial exercise shall be (a) one cent ($0.01) MULTIPLIED BY (b) the number of Units as to which this Warrant is being exercised (the "Partial Exercise Price"). Each of the Full Exercise Price and the Partial Exercise Price is sometimes referred to herein as an "Exercise Price."

         1. EXERCISE OF WARRANT.

         1.1 NOTICE OF OCCURRENCE OF A LIQUIDITY EVENT.

                  (a) NOTICE OF LIQUIDITY EVENT NOTICE EVENT. In the event of the obtaining of knowledge of a Liquidity Event Notice Event by any Administrative Member, the Company will, within five (5) Business Days after the occurrence of such event, give notice of such Liquidity Event Notice Event to the holder of this Warrant. Each such notice shall:

                  (i)      be dated the date of the sending of such notice;

                  (ii)     be executed by an Administrative Member;

                  (iii)    refer to this Section 1.1(a); and
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                  (iv)     specify, in reasonable detail, the nature and date of
                           the Liquidity Event Notice Event and the Liquidity Event which would result therefrom.

                  (b) LIQUIDITY EVENT NOTICE. In the event of a Liquidity Event, the Company will, within five (5) Business Days after the occurrence of such event, or in the case of any Liquidity Event the consummation or finalization of which would involve any action of the Company, at least thirty (30) days prior to such Liquidity Event (the "Liquidity Event Notice Date"), give notice of such Liquidity Event to the holder of this Warrant. Each such notice shall:

                  (i)      be dated the date of the sending of such notice;

                  (ii)     be executed by an Administrative Member;

                  (iii)    refer to this Section 1.1(b);

                  (iv) specify, in reasonable detail, the nature and date (or anticipated date) of the Liquidity Event; and

                  (v) describe in detail the right of the holder of this Warrant to exercise as described in Section 1.2 hereof and the right of such holder pursuant to
                           Section 1.3 to specify the date that any exercise of the Warrant elected by such holder shall be deemed to be effected.

             1.2 EXERCISE. Subject to the provisions of Section 1.5 hereof, this Warrant may be exercised by the registered holder hereof at any time within thirty (30) days following the occurrence of a Liquidity Event, but in no event after September 26, 2024 (the "Expiration Date"), in whole or in part, by the surrender on any Business Day following the Liquidity Event Notice Date of this Warrant, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and payment of the Exercise Price. At the time of any such exercise, the holder shall elect the time at which such exercise shall be effective in accordance with Section
1.3 hereof, and if no such election is made, such holder shall be deemed to have elected the earliest date upon which such exercise could have become effective in accordance with Section 1.3. Upon the partial exercise of this Warrant, the Company at its expense will forthwith issue and deliver to the holder of this Warrant a new Warrant exercisable for a number of Units equal to (x) the maximum number of Units for which, immediately prior to such partial exercise, this Warrant could be exercised MINUS (y) the number of Units issued by the Company to the holder as a result of such partial exercise.

         1.3 WHEN EXERCISE EFFECTIVE. Exercise of this Warrant shall be deemed to have been effected, at the option of the holder of the Warrant, upon either:

                  (a) the date of, and at the time immediately preceding, the occurrence of the Liquidity Event giving rise to such exercise right; or

                  (b) if such Business Day follows the date of such Liquidity Event, the Business Day on which the Warrant shall have been surrendered to the Company as provided in Section 1.2 of this Warrant;

PROVIDED, HOWEVER, that in no case shall any exercise of the Warrant become effective unless the Liquidity Event giving rise to the right to exercise the Warrant shall have occurred. At such time as exercise of this Warrant shall be deemed to have been effected, the holder hereof shall be deemed to be owner of the Units issuable upon such exercise.

         1.4 DEEMED EXERCISE UPON INSOLVENCY EVENT. This Warrant shall automatically be deemed to have been exercised in full by the registered holder hereof upon the occurrence of an Insolvency Event, without any action on the part of the registered holder (including, without limitation, the surrender at such time of this Warrant or the payment at such time of any Exercise Price), and following such deemed exercise, this Warrant shall cease to be of any further force or effect.

         1.5 INTEREST IN EXCESS OF PERMISSIBLE PURCHASER OWNERSHIP LEVEL. Notwithstanding any other provision of this Warrant (other than Section 1.4) or the Company Agreement, in the event and to the extent that the Tentative Purchaser Ownership Level would, at any time at or after a Liquidity Event that this Warrant is owned by or for the benefit of CSFB, any Affiliate of CSFB or any Holder Transferee thereof, exceed the Permissible Purchaser Ownership Level, the following provisions shall apply:

                  (a) GENERAL. That the portion of this Warrant which would otherwise represent Excess Shares will not be exercisable, in which event the number of Excess Shares will be recomputed such that the Excess Shares which are not issuable as a result of this Section 1.5(a) are subtracted from both the numerator and the denominator of the Tentative Purchaser Ownership Level definition;

                  (b) EXCESS SHARE TRANSFER RIGHTS. At the request of the holder of this Warrant, to the extent there has been a change in law or enforcement of the BHCA or the IBA, the Company shall (i) use its best efforts to assist such holder in locating one or more Exempt Transferees for that portion of this Warrant representing the right to receive Excess Shares (determined, solely for this purpose, (x) immediately after giving effect to any transfer of the Convertible Note Shares to an Exempt Transferee (as defined in Section 6.1 of the Note Agreement) pursuant to and in accordance with Section 7.10(b) of the Note Agreement, to the exent such transfer occurs prior to or simultaneously with any transfer pursuant to this Section 1.5(b), and (y) without giving effect to the recomputation of the number of Excess Shares as contemplated by
         Section 1.5(a) of this Warrant), and (ii) consent to such holder effecting such transfer(s); PROVIDED, HOWEVER, that no such transfer shall be effective until the transferee has delivered to the Company a written acknowledgement and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such transferee, following exercise by such transferee of the Warrant, shall be subject to all the provisions of the Stockholders Agreement and that such transferee is bound thereby and a party thereto to the same extent as the holder from whom the transfer was made.

                  (c) In the event that any portion of the Warrant becomes not exercisable by virtue of clause (a) above, the right to exercise such unexercisable portion shall be suspended until, and become effective upon, the earliest time and to the maximum extent consistent with the Tentative Purchaser Ownership Level not exceeding, at the time of the effectiveness of any right to exercise, the Permissible Ownership Level.

         1.6 DELIVERY OF CERTIFICATES. If the Units are represented by certificates, as soon as practicable after exercise of this Warrant, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, a certificate or certificates for the number of duly authorized and validly issued Units to which such holder shall be entitled upon such exercise.

         2. ADJUSTMENT OF UNIT EXERCISE PRICE AND NUMBER OF UNITS.

         2.1 IN GENERAL. In the event that the Company shall, on or after the date hereof:

                  (a) make a distribution of additional HF Units in respect of HF Units;

                  (b) reclassify by subdivision its outstanding HF Units into a greater number of HF Units; or

                  (c) reclassify by combination its outstanding HF Units into a smaller number of HF Units;

then, and in each such case, the Unit Exercise Price in effect at the time of the record date for such distribution or of the effective date of such subdivision or combination shall be adjusted to that price determined by multiplying the Unit Exercise Price in effect immediately prior to such event by the quotient of:

                  (i) the total number of outstanding HF Units immediately prior to such event; DIVIDED BY

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                  (ii)     the total number of outstanding HF Units immediately
                           after such event.

Upon each adjustment of the Unit Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at a price per Unit equal to the Unit Exercise Price resulting from such adjustment, the number of HF Units obtained by dividing the product of the number of HF Units purchasable pursuant hereto immediately prior to such adjustment and the Unit Exercise Price immediately preceding such adjustment by the Unit Exercise Price resulting from such adjustment.

         2.2 NOTICE OF CHANGE IN UNIT EXERCISE PRICE. The Company shall give prompt written notice of any change in the Unit Exercise Price to the holder of this Warrant. Each such notice shall set forth:

                  (a) the Unit Exercise Price both before and after the event;

                  (b) a brief statement of the facts requiring such adjustments; and

                  (c) the computation by which such adjustments were made.

         2.3 EFFECT OF CONSOLIDATION, MERGER, SALE OR RECLASSIFICATION. In the event that there shall be:

                  (a) any consolidation of the Company with, or merger of the Company with or into, another Person (other than a merger in which the Company is the surviving entity and that does not result in any reclassification or change of HF Units outstanding immediately prior to such merger);

                  (b) any sale or conveyance to another Person of the Property of the Company substantially as an entirety; or

                  (c) any reclassification of the HF Units that results in the issuance of Successor Property to the holder thereof;

then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holder of the Warrant shall thereafter have the right to purchase the amount and kind of Successor Property receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of HF Units as the holder of such Warrant would have had the right to acquire upon the conversion or exchange thereof immediately prior to such consolidation, merger, sale conveyance or reclassification, at the Exercise Price then in effect; and, without further action on the part of any Person, the Warrant will thereafter represent the right to receive, upon exercise thereof, such Successor Property as is so receivable. At the time of each such consolidation, merger or sale, the Person surviving such merger or consolidation or the Person to whom such sale or conveyance is made, as the case may be, shall expressly assume the due and punctual observance and performance of each and every provision of Section 1.5 and this Section 2 and all obligations and liabilities of the Company hereunder and thereunder (subject to the foregoing sentence).

         3. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its limited liability company agreement or through any merger, reorganization, transfer of assets, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and the taking of all such action.

         4. COMPANY TO PROVIDE UNITS. The Company covenants and agrees that all the Units which may be issued upon the exercise of this Warrant will be duly authorized, validly issued, and free from all taxes, liens, and charges with respect to the issue thereof to the registered holder hereof, other than those which the Company shall promptly pay or discharge. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times reserve such number of Units as may be sufficient to permit the exercise in full of the Warrant.

         5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction of this Warrant, on delivery of the affidavit of the holder, or its duly authorized representative, setting forth the circumstances with respect to such loss, theft, or destruction, together with the holder's written agreement to indemnify the Company with respect thereto unless the Company has received notice that any such Warrant has been acquired by a bona fide purchaser, or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder hereof as follows:

         6.1 DUE ORGANIZATION. The Company is a limited liability company duly organized and validly existing and in good standing under the laws of Delaware.

         6.2 DUE AUTHORIZATION. The Company has the power to execute and deliver this Warrant, and any other document or agreement contemplated by or in furtherance of the purposes of this Warrant, and to perform its obligations under each thereof, and has taken all necessary action to authorize such execution, delivery and performance. The issuance, sale, or delivery of this Warrant is not subject to any preemptive right of holders of membership interests of the Company or to any right of first refusal or other right in favor of any person.

         6.3 NONCONTRAVENTION. Such execution, delivery, and performance do not violate or conflict in any material respect with any law applicable to the Company, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

         6.4 CONSENTS. All governmental and other consents that are required to have been obtained by the Company with respect to the Warrant and the performance thereof have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

         6.5 ENFORCEABILITY. This Warrant constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and other laws of general application, the enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and equitable remedies. The Units issued upon exercise of this Warrant will be duly authorized and validly issued.

         7. REGISTERED HOLDER. The registered holder of this Warrant shall be deemed the owner hereof for all purposes. The registered holder of this Warrant shall not be entitled by virtue of ownership of this Warrant to any rights whatsoever as a member of the Company.

         8. AMENDMENTS AND WAIVERS. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by each of the Company and the registered holder of this Warrant.

         9. TRANSFER.

                  (a) This Warrant may not be sold, assigned, pledged, encumbered, hypothecated, mortgaged, exchanged, given away, disposed of or otherwise transferred, voluntarily or involuntarily, pursuant to judicial process or otherwise (whether used as a verb or noun, each a "Transfer"), except that this Warrant may be Transferred in whole or in part:

                  (i) to the Company in one or more transactions approved by a Voting Majority;

                  (ii) to any holder of Class B Units of the Company in a transaction approved by a Voting Majority;

                  (iii)    pursuant to the terms of Section 1.5(b); and

                  (iv) in the case of a holder that is an institutional investor, to any Person under common control with such holder in a bona fide Transfer not part of a transaction or series of transactions that results in the direct or indirect Transfer of the Warrant to a Person not under common control with such holder; PROVIDED, HOWEVER, that no such Transfer shall be effective until such transferee under common control has delivered to the Company a written acknowledgement and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such transferee, following exercise by such transferee of the Warrant, shall be subject to all the provisions of the Stockholders Agreement and that such transferee is bound thereby and a party thereto to the same extent as the holder from whom the Transfer was made.

                  (b) Notwithstanding the foregoing Section 9(a) or Section 1.5(b), this Warrant may not be Transferred unless and until:

                  (i) the transferor shall have notified the Company of the proposed Transfer and shall have furnished the Company with a statement of the circumstances surrounding the proposed Transfer;

                  (ii) if reasonably requested by the Company, such transferor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration of such Warrant under the Securities Act of 1933, as amended, and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such Transfer; and

                  (iii) the proposed transferee shall have agreed in writing to be bound by the terms and provisions of this
                           Section 9.

                  (c) Upon a permitted Transfer of a portion of this Warrant (that is, the Transfer of the right to receive, upon payment of the Exercise Price to the Company, a number of Units less than the maximum number of Units for which, immediately prior to such Transfer, this Warrant could be exercised), the Company at its expense will forthwith issue and deliver to each of the transferor and transferee a new Warrant exercisable for the number of Units specified by the transferor; PROVIDED, HOWEVER, THAT, the aggregate number of Units for which the Warrant issued to the transferor and the Warrant issued to the transferee will be exercisable will not exceed the maximum number of Units for which, immediately prior to the Transfer, this Warrant could be exercised.

         10. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with and governed by the laws (other than the choice of law rules) of the State of New York.


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         11. DEFINITIONS. As used herein, the following terms have the respective meanings indicated below.

         "ADMINISTRATIVE MEMBER" shall have the meaning specified in the Company Agreement.

         "AFFILIATE" shall have the meaning specified in the Company Agreement.

         "BHCA" means the Bank Holding Company Act of 1956, as amended, and the rules, regulations and official or staff interpretations promulgated thereunder, all as from time to time in effect.

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banks in the Sate of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         "CAPITAL STOCK" means any class of preferred common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         "COMPANY" is defined in the preamble hereto.

         "COMPANY AGREEMENT" means the amended and restated limited liability company agreement of the Company dated as of the date hereof.

         "COMPANY SHARES" is defined in this Section 11 (in the definition of "Tentative Purchaser Ownership Level").

         "CONVERTIBLE NOTE SHARES" is defined in this Section 11 (in the definition of "Tentative Purchaser Ownership Level").

         "CSFB" is defined in the preamble hereto.

         "EXCESS SHARES" means, at any time, a number of Company Shares equal to the lesser of (a) all Company Shares and (b) the minimum number of Company Shares that, when subtracted from both the numerator and denominator of the Tentative Purchaser Ownership Level, will cause the Tentative Purchaser Ownership Level not to exceed the Permissible Purchaser Ownership Level.

         "EXERCISE PRICE" is defined in the preamble hereto.

         "EXEMPT TRANSFEREE" is defined in this Section 11 (in the definition of "Holder Transferee").

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         "FULL EXERCISE PRICE" is defined in the preamble hereto.

         "HF CLASS C UNITS" shall have the meaning specified in the Company Agreement.

         "HF HOLDINGS" means HF Holdings, Inc., a Delaware corporation.

         "HF HOLDINGS SHARES" means shares of the common stock of HF Holdings, par value $0.001 per share.

         "HF UNITS" shall have the meaning specified in the Company Agreement.

         "HOLDER TRANSFEREE" means any direct or indirect purchaser from, or transferee or assignee of, the holder of this Warrant, or any Affiliate of such purchaser, transferee or assignee, OTHER THAN: (a) a purchaser, transferee or assignee to which HF Holdings Shares or any portion of this Warrant representing the right to receive HF Holdings Shares is sold, transferred or assigned from the holder of this Warrant either (i) in a widely dispersed public distribution, or (ii) in one or more private transactions that do not result in one purchaser, transferee or assignee obtaining more than four and nine-tenths percent (4.9%) of the HF Holdings Shares, or that portion of this Warrant representing the right to receive more than four and nine-tenths percent (4.9%) of the HF Holdings Shares, which purchaser, transferee or assignee purchases such HF Holdings Shares or such portion of the Warrant in the normal course of its business for investment purposes only, and with no intention of influencing control over HF Holdings; and (b) any other purchaser, transferee or assignee to which HF Holdings (in the case of this clause (b) only) consents, in HF Holdings' sole discretion. A purchaser, transferee or assignee referred to in either clause (a) or clause (b) above is referred to herein as an "Exempt Transferee."

         "IBA" means the International Banking Act of 1978, as amended, and the rules, regulations and official or staff interpretations promulgated thereunder, all as from time to time in effect.

         "ICON" means ICON Health & Fitness, Inc., a Delaware corporation.

         "ICON RESTRUCTURING" means the completion by HF Holdings and ICON of the exchanges of 13% Senior Subordinated Notes due 2002 of ICON, 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc. and 14% Senior Discount Notes due 2006 of ICON Fitness Corporation for the consideration specified in the Exchange Offer and Consent Solicitation of HF Holdings and ICON, dated July 30, 1999, as supplemented.

         "INSOLVENCY EVENT" means an Event of Default described in Section 4.1(b) of the Note Agreement.

         "LIQUIDITY EVENT" shall have the meaning specified in the Stockholders Agreement.

         "LIQUIDITY EVENT NOTICE EVENT" means any event which, with the giving of notice or the passage of time, or both, would become, or result in, a Liquidity Event, including, without limitation, the execution of any written agreement which, when fully performed by the parties thereto, would result in a Liquidity Event.

         "NOTE" shall have the meaning specified in the Note Agreement.

         "NOTE AGREEMENT" shall mean the Amended and Restated Note Agreement dated as of the date hereof between HF Holdings and Credit Suisse First Boston Corporation, a Massachusetts corporation.

         "OPTION SHARES" is defined in this Section 11 (in the definition of "Tentative Purchaser Ownership Level").

         "OWNERSHIP BASE" is defined in this Section 11 (in the definition of "Tentative Purchaser Ownership Level").

         "PARTIAL EXERCISE PRICE" is defined in the preamble hereto.

         "PERMISSIBLE PURCHASER OWNERSHIP LEVEL" means at any time the greater of (a) twenty-four and nine-tenths percent (24.9%) of the HF Holdings Shares, and (b) the amount of shares in a portfolio company that the holder of this Warrant, together with its Affiliates, is allowed to own or control under the BHCA, the IBA and other applicable law.

         "PERSON" means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement dated as of the date hereof among HF Holdings, ICON, the Company and certain other equityholders of HF Holdings.

         "SUCCESSOR PROPERTY" means, in the case of any consolidation, merger, sale, conveyance or reclassification described in Section 2.3, the shares of Capital Stock, other securities, cash, Property or rights, warrants or options receivable upon such consolidation, merger, sale, conveyance or reclassification in respect of the HF Units held by a holder thereof.

         "TENTATIVE PURCHASER OWNERSHIP LEVEL" means, at any time, a fraction (expressed as a percentage):

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                  (i) the NUMERATOR of which shall be the sum of: (a) the
         aggregate amount of HF Holdings Shares then held by the holder of this Warrant and its Affiliates and any Holder Transferees (which, for purposes of this definition, shall be deemed to include all HF Holdings Shares then outstanding and held by or for the benefit of the holder of this Warrant or its Affiliates or any Holder Transferees PLUS, those HF Holdings Shares that are not then outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of the holder of this Warrant and its Affiliates and any Holder Transferee and that are then exercisable (but shall be deemed not to include any HF Holdings Shares that are not outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of any other Person)), (b) the aggregate number of HF Holdings Shares to which the holder of this Warrant and its Affiliates and any Holder Transferee would otherwise then be entitled or required to own pursuant to Section 7.2(a) or
         Section 7.3(a) of the Note Agreement (the "Convertible Note Shares"),
         (c) the aggregate number of HF Holdings Shares to which such holder and its Affiliates and any Holder Transferee would otherwise then be entitled or required to own pursuant to the Company Agreement and this Warrant (the "Company Shares"), and (d) any HF Holdings Shares to which such holder and its Affiliates and any Holder Transferee would otherwise then be entitled or required to own upon exercise of the CSFB Option (as such term is defined in Section 5.2 of the Stockholders Agreement (the "Option Shares");

                  (ii) the DENOMINATOR of which shall be the sum of: (a) the aggregate number of HF Holdings Shares then outstanding (which, for purposes of this definition, shall be deemed to include all HF Holdings Shares then outstanding PLUS, those HF Holdings Shares that are not then outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of the holder of this Warrant or its Affiliates or any Holder Transferee and that are then exercisable (but shall be deemed not to include any HF Holdings Shares that are not outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of any other Person)), (b) the Convertible Note Shares, (c) the Company Shares, and (d) the Option Shares (such sum, the "Ownership Base");

PROVIDED, THAT, no specific HF Holdings Shares (including the Company Shares, the Convertible Note Shares and the Option Shares) shall be counted more than once in calculating either the numerator or the denominator set forth in clause
(i) or clause (ii) above.

         "TRANSFER" has the meaning specified in Section 9.

         "UNITS" is defined in the preamble hereto.

         "UNIT EXERCISE PRICE" means one cent ($0.01) as adjusted pursuant to the terms of Section 2.1.

         "VOTING MAJORITY" has the meaning specified in the Company Agreement.

         "WARRANT" is defined in the preamble hereto.

         IN WITNESS WHEREOF, HF INVESTMENT HOLDINGS, LLC has caused this Warrant to be signed by a duly authorized Administrative Member as of the date first above written.


                                         HF INVESTMENT HOLDINGS, LLC


                                         By: /s/ SCOTT R. WATTERSON
                                             -----------------------------------
                                             Name: Scott R. Watterson
                                             Title: Administrative Member


                                      -14-